Exhibit 10.8

Equity Incentive Plan Rules

Telix Pharmaceuticals Limited

ACN 616 620 369

Adopted by the Board 11 April 2022

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Table of Contents

Table of Contents		2
Equity Incentive Plan Rules		4
Introduction		4
Part A		4
1 Offers of Incentive Securities		4
1.1	Board to make invitations	4
1.2	Information to be provided to Participants	4
1.3	Acceptance of Offer	5
1.4	Offer terms and conditions take precedence	5
1.5	No prohibited financial assistance	6
1.6	Plan Limit	6
1.7	Quotation	6
Part B		7
2 Rights		7
2.1	Grant	7
2.2	Vesting and exercise	7
2.3	Allocation	8
2.4	Payment of cash equivalent	8
2.5	Share Appreciation Rights	9
2.6	Lapse of Rights	10
3 Options		10
3.1	Grant	10
3.2	Vesting and exercise	10
3.3	Allocation following exercise	11
3.4	Payment of cash equivalent	11
3.5	Lapse of Options	12
4 Restricted Shares		12
4.1	Allocation	12
4.2	Cessation of restrictions	13
4.3	Forfeiture of Restricted Shares	13
Part C		14
5 Prohibited Dealings		14
6 Preventing inappropriate benefits		14
7 Forfeiture of Shares		15
8 Cessation of employment or engagement		16

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9 Change of Control		16
9.1	Change of Control Events	16
9.2	Notification of Vesting	17
9.3	Treatment of Vested Incentive Securities	17
9.4	Acquisition of shares in Acquiring Company	17
10 Power to adjust Rights and/or Options and the Exercise Price		18
11 Dividends and other rights		19
11.1	Dividends and other rights associated with Shares	19
11.2	Dividend equivalent payments and other rights associated with Rights and Options	19
12 Withholding		20
13 Amendments		21
13.1	Power to make amendments	21
13.2	Restrictions on amendments	21
13.3	Notice of amendment	22
14 Participants based overseas		22
14.1	Overseas transfers	22
14.2	Non-Australian residents	22
15 Miscellaneous		23
15.1	Shares issued under the EIP	23
15.2	Rights and obligations of Participants	23
15.3	Power of the Board to administer the EIP	24
15.4	Waiver of terms and conditions	24
15.5	Application of Corporations Act and Listing Rules	24
15.6	Dispute or disagreement	24
15.7	Approved leave of absence	25
15.8	Communication	25
15.9	Data protection	25
15.10	Tax	26
15.11	Application of Act	26
15.12	Laws governing EIP	26
Part D		26
16 Definitions and interpretation		26
16.1	Definitions	26
16.2	Interpretation	30
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Equity Incentive Plan Rules

Introduction

The purpose of this Equity Incentive Plan (EIP) is to allow the Board to make Offers to Eligible Employees to acquire securities in Telix Pharmaceuticals Limited ACN 616 620 369 (the Company) and to otherwise incentivise employees.

These Rules outline the terms and conditions upon which Offers will be made, including:

●	the process for making and accepting Offers under the EIP (Part A);

●	the type of securities that may be offered (being Rights, Options and Restricted Shares) (Part B); and

●	the general terms and conditions that apply to Shares and other securities under the EIP (Part C).

Capitalised terms are defined in Part D of these Rules.

Part A

1	Offers of Incentive Securities

1.1	Board to make invitations

(a)	The Board may, from time to time, in its absolute discretion invite Eligible Employees to participate in a grant of Incentive Securities, which may comprise any one or more of:

(i)	Rights, including Share Appreciation Rights;

(ii)	Options; and

(iii)	Restricted Shares,

(Offer).

(b)	Offers will be made on the terms set out in the EIP and/or on any additional or alternative terms as the Board determines, as specified in the terms of an Offer.

1.2	Information to be provided to Participants

Without limiting the Board’s discretion, each Eligible Employee should be advised of the following information in connection with an Offer:

(a)	the type and number of Incentive Securities being offered, or the method by which the number will be calculated;

(b)	the amount (if any) that will be payable for the grant of Incentive Securities;

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(c)	any Vesting Conditions or other conditions that apply, including any Vesting Period;

(d)	the procedure for exercising an Option or Right (including any Exercise Price that will be payable or, in the case of Share Appreciation Rights, any Notional Exercise Price) following Vesting and the period(s) during which it may be exercised;

(e)	where the Board has made a determination pursuant to rules 2.2(f) or 3.2(f), that the Vesting of Rights and/or exercise of Options (as applicable) will only be satisfied through an allocation of Shares;

(f)	the circumstances in which Rights and/or Options will lapse, Shares (including Restricted Shares) allocated under the EIP may be forfeited or a Participant’s entitlement to Incentive Securities may be reduced;

(g)	how Incentive Securities may be treated in the event that the Eligible Employee ceases their employment or engagement with a Group Company, and any discretions retained by the Board under rule 8 in this regard;

(h)	any restrictions (including the period of restriction) on Dealing in relation to a Restricted Share or Share allocated to the Eligible Employee under this EIP;

(i)	any circumstances in which a Participant’s entitlement to Incentive Securities may be reduced or extinguished pursuant to rule 6(b); and

(j)	any other information that is required by applicable law or applicable class order (including the Class Order) that is being relied on.

1.3	Acceptance of Offer

(a)	Acceptance of an Offer must be made by the Eligible Employee in accordance with the instructions that accompany the Offer, or in any other way the Board determines.

(b)	The Board may, at its discretion, refuse to allow the participation of an Eligible Employee where that Eligible Employee ceases to be an Eligible Employee, or ceases to satisfy any other conditions imposed by the Board, before the grant is made.

(c)	Nothing limits the Board’s ability to treat the conduct of an Eligible Employee in respect of an Offer (including the failure of an Eligible Employee to lodge an election not to participate within the time specified in the instructions accompanying the Offer) as valid acceptance of that Offer under these Rules.

1.4	Offer terms and conditions take precedence

To the extent of any inconsistency, the terms and conditions advised to an Eligible Employee by the Board in an Offer will prevail over any other provision of these Rules.

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1.5	No prohibited financial assistance

No person may, whether directly or indirectly, provide financial assistance that is prohibited by the Corporations Act to an Eligible Employee for the purposes of, or in connection with, the acquisition or exercise of Incentive Securities under the Plan.

1.6	Plan Limit

(a)	Where an Offer is made under the EIP in reliance on the Class Order, the Board must, at the time of making the Offer, have reasonable grounds to believe that the total number of Shares (or in respect of Rights or Options, the total number of Shares which would be issued if those Rights or Options were exercised) will not exceed 5% of the total number of Shares on issue when aggregated with the number of Shares issued or that may be issued as a result of offers made at any time during the previous 3 year period under:

(i)	the Plan or any other employee incentive scheme covered by the Class Order; or

(ii)	an ASIC exempt arrangement of a similar kind to an employee incentive scheme,

(Plan Limit).

(b)	For the avoidance of doubt, offers under the Plan that are not made in reliance on the Class Order or other ASIC class order or case-by-case relief are not included in the Plan Limit calculation, for example:

(i)	an offer to a person situated at the time of receipt of the offer outside Australia;

(ii)	an offer that did not need disclosure to investors because of section 708 of the Corporations Act;

(iii)	an offer that did not require the giving of a product disclosure statement because of section 1012D of the Corporations Act; or

(iv)	an offer made under a disclosure document or product disclosure statement.

(c)	The Plan Limit shall be subject to adjustment or increase as may be permitted by applicable law.

1.7	Quotation

Options and Rights will not be quoted on ASX. Application will be made to ASX for official quotation of any Shares issued under the Plan to the extent required by the ASX Listing Rules if the Shares are listed on ASX at the time.

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Part B

2	Rights

2.1	Grant

(a)	Where an Eligible Employee has accepted an Offer to participate in a grant of Rights in accordance with rule 1.3(a), the Board will, subject to its discretion under rule 1.3(b), grant Rights to the Eligible Employee.

(b)	For the purposes of these Rules, a Right includes a Share Appreciate Right granted under rule 2.5.

(c)	Unless the Board determines otherwise:

(i)	no payment is required for the grant of a Right;

(ii)	Rights may not be registered in any name other than that of the Eligible Employee;

(iii)	Rights may not be transferred, assigned, charged, mortgaged or otherwise dealt with by the Eligible Employee; and

(iv)	the Board may determine that Rights will be deemed to be immediately and automatically exercised on Vesting, if specified in the terms of the Offer.

2.2	Vesting and exercise

(a)	Subject to any express rule to the contrary, a Right will only Vest and become exercisable where each Vesting Condition, and all other relevant conditions advised to the Participant by the Board pursuant to rule 1.2, have been satisfied or otherwise waived by the Board.

(b)	If the Vesting of a Right would arise in a period where Dealings by a Participant would be prohibited, the Board may determine that Vesting will be delayed until such time as Dealings are permitted. For the avoidance of doubt, the Board may determine that Vesting will be delayed only in relation to the affected Participant or in relation to some or all of Participants who hold Rights under the EIP (irrespective of whether they are subject to the Dealing restriction).

(c)	The exercise of any Right granted under the EIP will be effected in the form and manner determined by the Board.

(d)	Subject to rule 2.2(e), the Vesting and exercise of a Right will be satisfied by the Company allocating Shares to the Participant pursuant to rule 2.3.

(e)	The Board may determine that the Vesting and exercise of a Right will be satisfied by the Company making a cash payment in lieu of an allocation of Shares pursuant to rule 2.4. For the avoidance of doubt, the Board may determine that some or all of a Participant’s Rights will be settled in this way.

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(f)	The Board may determine, prior to making a grant of Rights, that the Vesting and exercise of those Rights will only be satisfied through an allocation of Shares to the Participant in accordance with rule 2.2(c), and not by making a cash payment under rule 2.2(e).

(g)	Vesting occurs upon notification from the Company to the Participant that a Right has Vested pursuant to this rule 2.2.

2.3	Allocation

(a)	Subject to rules 2.2(e) and 2.3(c), as soon as practicable following Vesting and exercise of a Right the Board must issue to, procure the transfer to, or procure the setting aside for, the Participant the number of Shares in respect of which Rights have Vested. No further action is required on the part of the Participant.

(b)	In the case of Rights that are Share Appreciation Rights, the number or fractional number of Shares allocated for each Right will be determined by the Board in accordance with rule 2.5(g).

(c)	In the case of Rights held by or on behalf of a Participant who is a Director, Vested Rights must be satisfied by Shares that have been purchased on market, unless:

(i)	no shareholder approval is required under the Listing Rules in respect of the Director’s participation in the EIP; or

(ii)	shareholders have approved the Director’s participation in the EIP to the extent required under the Listing Rules.

2.4	Payment of cash equivalent

(a)	Where the Board exercises its discretion under rule 2.2(e) to make a cash payment to a Participant in lieu of an allocation of Shares, the Company must pay to the Participant an amount in Australian dollars (or any other currency determined by the Board in its absolute discretion) equivalent to the value of Rights that have Vested and that the Board determines will be settled by a cash payment under rule 2.2(e).

(b)	The amount of the cash payment referred to in rule 2.4(a) will be:

(i)	calculated by multiplying the number of Shares in respect of which Rights have Vested by the Current Market Price, in the case of Rights that are not Share Appreciation Rights;

(ii)	the SARS Value of each Share Appreciation Right that is being settled in cash; and

(iii)	in both cases, deemed to be inclusive of any mandatory superannuation contribution that applies to the cash payment.

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(c)	Where the Board determines that the payment under rule 2.4(a) is to be made in a currency other than Australian dollars, unless the Board determines otherwise, the foreign exchange rate applied will be the average closing exchange rate of the relevant currency for the 5 days prior to the date of Vesting.

2.5	Share Appreciation Rights

(a)	The Rights granted under this rule 2.5 are referred to as Share Appreciation Rights.

(b)	The Board may determine that Share Appreciation Rights will be granted to an Eligible Employee, being Rights that only produce value when, at the time of Vesting and exercise, the Current Market Price exceeds a notional price determined by the Board which is specified in the Offer of the Share Appreciation Rights (Notional Exercise Price).

(c)	The Notional Exercise Price of a Share Appreciation Right is not an amount payable in cash on exercise of the Share Appreciation Right but rather a notional amount used to determine the value of the Share Appreciation Right (if any) at the time of exercise, by reference to the Current Market Price. Accordingly, Share Appreciation Rights are functionally equivalent to an Option that can be exercised on a cashless basis.

(d)	The value realised for each Share Appreciation Right granted under rule 2.5(a) (SARS Value) is calculated at the time of exercise of the Share Appreciation Right as:

SARS Value for each Right exercised	=	Current Market Price at the time of exercise of the Share Appreciation Right	less	Notional Exercise Price

(e)	In the event that the SARS Value at the time of exercise is zero or negative, the Share Appreciation Right will have no value and the Participant will have no entitlement to cash or Shares on exercise of the Share Appreciation Right.

(f)	In the event that the SARS Value of a Share Appreciation Right at the time of its exercise is positive, each Share Appreciation Right will have value and the Participant will be entitled to realise that value by the payment of cash, the issue of Shares or both (as determined by the Board in accordance with these Rules).

(g)	In the event that Share Appreciation Rights are to be satisfied by the allocation of Shares, the total number of Shares to be allocated at the time of exercise of the Share Appreciation Rights will be calculated by:

(i)	first, calculating the SARS Value of each Share Appreciation Right;

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(ii)	second, multiplying the SARS Value for each relevant Share Appreciation Right by the total number of Share Appreciation Rights exercised (Total SARS Value); and

(iii)	third, dividing the Total SARS Value by the Current Market Price (rounding up to the nearest whole number).

2.6	Lapse of Rights

A Right will lapse upon the earliest to occur of:

(a)	the Right lapsing in accordance with a provision of these Rules (including in accordance with a term of an Offer);

(b)	failure to meet a Vesting Condition or any other condition applicable to the Right within the Vesting Period; or

(c)	the receipt by the Company of a notice in writing from a Participant to the effect that the Participant has elected to surrender the Right.

3	Options

3.1	Grant

(a)	Where an Eligible Employee has accepted an Offer to participate in a grant of Options in accordance with rule 1.3(a), the Board will, subject to its discretion under rule 1.3(b), grant Options to the Eligible Employee.

(b)	Unless the Board determines otherwise:

(i)	no payment is required for the grant of an Option;

(ii)	Options may not be registered in any name other than that of the Eligible Employee; and

(iii)	Options may not be transferred, assigned, charged, mortgaged or otherwise dealt with by the Eligible Employee.

3.2	Vesting and exercise

(a)	Subject to any express rule to the contrary, an Option granted under the EIP will only Vest and become exercisable where each Vesting Condition, and all other relevant conditions advised to the Participant by the Board pursuant to rule 1.2, have been satisfied or otherwise waived by the Board.

(b)	If the Vesting of an Option would arise in a period where Dealings by a Participant would be prohibited, the Board may determine that Vesting will be delayed until such time as Dealings are permitted. For the avoidance of doubt, the Board may determine that Vesting will be delayed only in relation to the affected Participant or in relation to some or all of Participants who hold Options under the EIP (irrespective of whether they are subject to the Dealing restriction).

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(c)	The exercise of any Option granted under the EIP will be effected in the form and manner determined by the Board, and, subject to rule 3.4(a), must be accompanied by payment of the relevant Exercise Price (if any).

(d)	Subject to rule 3.2(e), the exercise of an Option will be satisfied by the Company allocating Shares to the Participant pursuant to rule 3.3.

(e)	The Board may determine that the exercise of an Option will be satisfied by the Company making a cash payment in lieu of an allocation of Shares pursuant to rule 3.4. For the avoidance of doubt, the Board may determine that some or all of a Participant’s Options will be settled in this way.

(f)	The Board may determine, prior to making a grant of Options, that the exercise of those Options will only be satisfied through an allocation of Shares to the Participant in accordance with rule 3.2(d) and not by making a cash payment under rule 3.2(e).

(g)	Vesting occurs upon notification from the Company to the Participant that an Option has Vested pursuant to this rule 3.2.

3.3	Allocation following exercise

(a)	Subject to rules 3.2(c), 3.2(e) and 3.3(b), as soon as practicable following the exercise of an Option, the Board must issue to, procure the transfer to, or procure the setting aside for, the Participant the number of Shares in respect of which Options have been exercised. No further action is required on the part of the Participant.

(b)	In the case of Options held by or on behalf of a Participant who is a Director, Vested Options must be satisfied by Shares that have been purchased on market, unless

(i)	no shareholder approval is required under the Listing Rules in respect of the Director’s participation in the EIP; or

(ii)	shareholders have approved the Director’s participation in the EIP to the extent required under the Listing Rules.

3.4	Payment of cash equivalent

(a)	Where the Board exercises its discretion under rule 3.2(e) to make a cash payment to a Participant in lieu of an allocation of Shares, the Company must:

(i)	notify the Participant that no Exercise Price is payable in respect of the Options exercised that the Board determines will be settled by a cash payment under rule 3.2(e) and/or refund any amount paid by the Participant in respect of those Options; and

(ii)	as soon as reasonably practicable, pay to the Participant an amount in Australian dollars (or any other currency determined by the Board in its absolute discretion) equivalent to the value of Options that have been exercised by the Participant and that the Board determines will be settled by a cash payment under rule 3.2(e).

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(b)	The amount of the cash payment referred to in rule 3.4(a)(ii) will be calculated by multiplying the number of Shares in respect of which Options have been exercised and that the Board determines will be settled by a cash payment under rule 3.2(e) by the Current Market Price, less any Exercise Price that would otherwise have been payable in respect of those Options exercised.

(c)	Where the Board determines that the payment under rule 3.4(a)(ii) is to be made in a currency other than Australian dollars, unless the Board determines otherwise, the foreign exchange rate applied will be the average closing exchange rate of the relevant currency for the 5 days prior to the date of exercise.

3.5	Lapse of Options

An Option will lapse upon the earliest to occur of:

(a)	10 years after the date on which the Options were allocated to the Participant, or

(b)	any other date nominated as the expiry date in the Offer; the Option lapsing in accordance with a provision of these Rules (including in accordance with a term of an Offer);

(c)	failure to meet a Vesting Condition or any other condition applicable to the Option within the Vesting Period;

(d)	the receipt by the Company of a notice in writing from a Participant to the effect that the Participant has elected to surrender the Option; or

(e)	the Participant being declared bankrupt, becoming insolvent or making any arrangement or compromise with her or her creditors generally.

4	Restricted Shares

4.1	Allocation

(a)	As soon as practicable after an Eligible Employee has accepted an Offer to participate in a grant of Restricted Shares in accordance with rule 1.3(a), the Board must, subject to its discretion under rule 1.3(b), allocate the Restricted Shares by either:

(i)	issuing Restricted Shares to;

(ii)	procuring the transfer of Restricted Shares to; or

(iii)	procuring the setting aside of Restricted Shares for,

the Eligible Employee.

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(b)	Unless the Board determines otherwise:

(i)	no payment is required for the grant of a Restricted Share; and

(ii)	Restricted Shares may not be registered in any name other than that of the Eligible Employee or the Trustee.

4.2	Cessation of restrictions

(a)	Subject to any express rule to the contrary, a Share only ceases to be a Restricted Share (i.e. Vests) where:

(i)	the Vesting Period and each other relevant condition (including all Vesting Conditions) advised to the Participant by the Board pursuant to rule 1.2 have been satisfied or otherwise waived by the Board; and

(ii)	the Company notifies the Participant that the restrictions in respect of the Restricted Share have ceased or no longer apply.

(b)	Subject to the terms of an Offer and the Securities Dealing Policy, when a Share ceases to be a Restricted Share, all restrictions on disposing of, or otherwise Dealing with, that Share, as set out in these Rules, will cease.

(c)	If the Vesting of a Restricted Share would arise in a period where Dealings by a Participant would be prohibited, the Board may determine that Vesting will be delayed until such time as Dealings are permitted. For the avoidance of doubt, the Board may determine that Vesting will be delayed only in relation to the affected Participant or in relation to some or all of Participants who hold Restricted Shares under the EIP (irrespective of whether they are subject to the Dealing restriction).

(d)	Unless provided otherwise in the terms of an Offer, when a Share that is held by the Trustee on behalf of a Participant ceases to be a Restricted Share, the Trustee will continue to hold the Share on trust on behalf of the Participant until such time as the Participant, or the Company on behalf of the Participant, directs the Trustee to:

(i)	transfer the Share into the Participant’s name; or

(ii)	sell the Share and pay the proceeds of sale (net of any applicable brokerage, commission, stamp duty or other transaction costs) to the Participant.

4.3	Forfeiture of Restricted Shares

A Restricted Share will be forfeited upon the earliest to occur of:

(a)	the Restricted Share being forfeited in accordance with a provision of these Rules (including in accordance a term of an Offer);

(b)	the failure to meet a Vesting Condition or any other condition applicable to the Restricted Share within the Vesting Period;

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(c)	the receipt by the Company of a notice in writing from a Participant to the effect that the Participant has elected to surrender the Restricted Share; or

(d)	the Participant being declared bankrupt, becoming insolvent or making any arrangement or compromise with her or her creditors generally.

Part C

5	Prohibited Dealings

(a)	Subject to the Securities Dealing Policy, any Dealing in respect of an Incentive Security is prohibited unless:

(i)	the Board determines otherwise; or

(ii)	the Dealing is required by law and the Participant has provided satisfactory evidence to the Company of that fact.

(b)	Where, in the opinion of the Board, a Participant Deals with a Right or an Option in contravention of rule 5(a), the Right or Option will immediately lapse.

(c)	Where, in the opinion of the Board, the Participant (or the Trustee at the Participant’s direction) Deals with a Restricted Share in contravention of rule 5(a), the Restricted Share is deemed to immediately be forfeited.

(d)	The Board may, at its discretion, impose restrictions on Dealing in respect of any Shares allocated under the EIP (including upon Vesting of Rights under rule 2.3 and/or exercise of Options under rule 3.3) and may implement any procedure it considers appropriate to enforce such restrictions.

6	Preventing inappropriate benefits

(a)	Where, in the opinion of the Board:

(i)	a Participant:

(A)	has acted fraudulently or dishonestly;

(B)	has engaged in gross misconduct;

(C)	has engaged in an act which has brought the Company, the Group or any Group Company into disrepute;

(D)	has breached his or her duties or obligations to the Group;

(E)	is convicted of an offence or has a judgment entered against them in connection with the affairs of the Group; or

(ii)	there is a Financial Misstatement Circumstance; or

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(iii)	a Participant’s Incentive Securities Vest or may Vest as a result of the fraud, dishonesty or breach of duties or obligations of any other person and, in the opinion of the Board, the Incentive Securities would not have otherwise Vested; or

(iv)	the Company is required by or entitled under law or Company policy to reclaim remuneration from a Participant,

the Board may determine that:

(v)	any of the following held by or on behalf of the Participant:

(A)	unvested Rights or Options;

(B)	Vested but unexercised Rights or Options;

(C)	Restricted Shares and/or Shares allocated under this EIP,

will lapse or be deemed to be forfeited (as the case may be); and/or

(vi)	a Participant must pay or repay (as the case may be) to the Company as a debt:

(A)	all or part of the net proceeds of sale where Shares allocated under the EIP have been sold;

(B)	any cash payment received in lieu of an allocation of Shares pursuant to rules 2.4 or 3.4; and/or

(C)	any dividends received in respect of Shares allocated under the EIP.

(b)	The Board may specify in an Offer additional circumstances in which a Participant’s entitlement to Incentive Securities may be reduced or extinguished.

7	Forfeiture of Shares

(a)	Where Shares (including Restricted Shares) are forfeited in accordance with these Rules and the Shares are held by the Participant, the Participant is deemed to have agreed to dispose of his or her legal and/or beneficial interest (as appropriate) in such Shares for a total of $1 for all of his or her Shares and the Shares will be transferred into the name of the Company’s nominee who will then hold full legal and beneficial title to those Shares.

(b)	Where Shares (including Restricted Shares) are forfeited in accordance with these Rules and the Shares are held by the Trustee, the Participant’s rights in the Shares will be extinguished for $1 and the Shares will be held as general trust property in accordance with the terms of the Trust Deed. The Board may, at any time in the future, direct the Trustee to hold the Shares for the benefit of a different or new Participant.

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(c)	Where a Participant forfeits Shares allocated to him or her on exercise of Rights or Options pursuant to these Rules, the Company may, but need not, repay to the Participant any Exercise Price paid by the Participant in respect of the forfeited Shares.

8	Cessation of employment or engagement

(a)	The Board, in its discretion, may determine that some or all of a Participant’s unvested Incentive Securities, as applicable:

(i)	lapse;

(ii)	are forfeited;

(iii)	Vest (immediately or subject to conditions);

(iv)	are only exercisable for a prescribed period and will otherwise lapse;

(v)	and/or are no longer subject to some of the restrictions (including any Vesting Condition) that previously applied,

as a result of the Participant ceasing to be employed by or engaged by the Group.

(b)	The Board may specify in the Offer to the Participant (in accordance with rule 1.2) how the Participant’s Incentive Securities will be treated on cessation of their employment or engagement. The applicable treatment may vary depending on the circumstances in which the Participant’s employment or engagement ceases. In specifying a cessation treatment to apply to an Offer, the Board may preserve some or all of its discretion under rule 8(a).

9	Change of Control

9.1	Change of Control Events

(a)	Subject to rule 9.1(b), where there is:

(i)	a Takeover Bid for Shares; or

(ii)	another transaction, event or state of affairs,

that, in the Board’s opinion, is likely to result in a change in the Control of the Company or should otherwise be treated in accordance with this rule (Change of Control Event), the Board may, in its absolute discretion, determine that all or a specified number of a Participant’s Incentive Securities Vest or cease to be subject to restrictions (as applicable). For the avoidance of doubt:

(iii)	a Change of Control Event does not include a listing of the Company or a Group Company or an internal reorganisation of the structure, business and/or assets of the Group; and

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(iv)	subject to rule 9.1(b), if the Board does not make a determination pursuant to this rule 9.1(a), then all of a Participant’s Incentive Securities will remain on foot subject to the original terms of grant.

(b)	Without limiting rule 9.1(a), where there is an actual change in the Control of the Company (other than pursuant to a listing of the Company or a Group Company) then, unless the Board determines otherwise, all unvested Incentive Securities will immediately Vest or cease to be subject to restrictions (as applicable) on a pro rata basis based on the portion of the Vesting Period that has elapsed.

(c)	If only some of a Participant’s unvested Incentive Securities will Vest under rule 9.1(a) or 9.1(b), all Incentive Securities that remain unvested will lapse, unless the Board determines a different treatment.

(d)	Notwithstanding the default treatment set out in these Rules, the Board may specify in the Offer to the Participant (in accordance with rule 1.2) a particular treatment that will apply to unvested Incentive Securities in the context of a Change of Control Event. In determining a different change in Control treatment to apply to an Offer, the Board may preserve some or all of its discretions under this rule 9.

9.2	Notification of Vesting

Where some or all of a Participant’s Incentive Securities Vest pursuant to rule 9.1, the Board will, as soon as reasonably practicable, give written notice to each Participant of the number of Incentive Securities that have Vested.

9.3	Treatment of Vested Incentive Securities

(a)	The Board has the discretion to determine the treatment of all Vested Incentive Securities (including those that Vest in accordance with rule 9.1) where a Change of Control Event occurs.

(b)	Without limiting rule 9.3(a), where there is an actual change in the Control of the Company then, unless the Board determines otherwise:

(i)	all Vested Options will be exercisable for a period specified by the Board from the actual change in the Control of the Company and will lapse if not exercised within the specified period; and

(ii)	any restrictions on Dealing imposed by the Board on Vested Incentive Securities will cease to have effect.

9.4	Acquisition of shares in Acquiring Company

If:

(a)	a company (Acquiring Company) obtains Control of the Company as a result of a Change of Control Event; and

(b)	the Company, the Acquiring Company and the Participant agree,

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subject to applicable laws (including taxation laws, the Corporations Act and any relevant Listing Rules) a Participant may, upon:

(c)	Vesting of Rights; or

(d)	exercise of Options,

be provided with shares of the Acquiring Company or its parent in lieu of Shares in such manner as the parties may agree (including by a replacement security or exchange of Shares issued on Vesting or exercise) and on substantially the same terms and on substantially the same conditions but with any necessary or appropriate adjustments to the number and kind of shares.

10	Power to adjust Rights and/or Options and the Exercise Price

(a)	Subject to rule 10(b), prior to the allocation of Shares to a Participant upon Vesting and exercise of Rights or exercise of Options, the Board may grant additional Rights or Options or make any adjustments it considers appropriate to the terms of a Right and/or Option granted to that Participant in order to minimise or eliminate any material advantage or disadvantage to a Participant resulting from a corporate action by, or capital reconstruction in relation to, the Company, including but not limited to any return of capital. Adjustments that may be made include adjustments to:

(i)	the number of Rights or Options to which the Participant is entitled;

(ii)	the number of Shares to which the Participant is entitled upon Vesting and

(iii)	exercise of Rights or exercise of Options; any amount payable on Vesting and exercise of Rights or exercise of Options (including the Exercise Price);

(iv)	in the case of the Share Appreciation Rights, the Notional Exercise Price; or

(v)	where appropriate, a combination of paragraphs (i), (ii), (iii) and/or (iv) above.

(b)	Without limiting rule 10(a), if:

(i)	Shares are issued pro rata to the Company’s shareholders generally by way of a rights issue, Options and Rights may be adjusted in accordance with ASX Listing Rule 6.22.2 (or any replacement rule); or

(ii)	Shares are issued pro rata to the Company’s shareholders generally by way of a bonus issue (other than an issue in lieu of dividends or by way of a dividend reinvestment) involving capitalisation of reserves of distributable profits, Options and Rights will be adjusted in the manner required by the Listing Rules; or

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(iii)	any reorganisation (including consolidation, subdivision, reduction or return) of the issued capital of the Company is effected, Options and Rights will be adjusted in the manner required by the Listing Rules.

(c)	Where additional Rights or Options are granted to the Participant under this rule 10, such Rights or Options will be subject to the same terms and conditions as the original Rights or Options granted to the Participant (including without limitation, any Vesting Conditions), unless the Board determines otherwise.

(d)	The Board must, as soon as reasonably practicable after making any additional grants or adjustments under this rule 10, give notice in writing to any affected Participant.

11	Dividends and other rights

11.1	Dividends and other rights associated with Shares

(a)	Subject to the terms of any Trust Deed (if applicable) or Offer, the following rules apply in respect of Shares allocated to, or on behalf of, a Participant under this EIP (including Restricted Shares allocated under rule 4.1):

(i)	the Participant is entitled to receive all dividends and other distributions or benefits payable to the Participant or to the Trustee in respect of the Shares;

(ii)	the Participant is entitled to exercise, or to direct the Trustee in writing how to exercise, the voting rights attaching to the Shares, either generally or in a particular case;

(iii)	any bonus shares that are issued in respect of the Shares will be issued to the Participant, or to the Trustee on the Participant’s behalf, and will be held by the Participant or Trustee as Shares subject to the same terms, conditions and restrictions on Dealing (if any) as the Shares in respect of which they were issued; and

(iv)	if rights arise on a rights issue in respect of the Shares, the Participant may Deal with or exercise those rights, or instruct the Trustee (if applicable) in relation to those rights in accordance with the Trust Deed. If the Shares are held by the Trustee on the Participant’s behalf and the Participant does not instruct the Trustee how to Deal with the rights, the rights will be Dealt with in accordance with the Trust Deed.

11.2	Dividend equivalent payments and other rights associated with Rights and Options

(a)	Unless or until Shares are allocated to a Participant following Vesting and exercise of their Rights or Options (as applicable), the Participant has no interest in those Shares in respect of which the Right or Option was granted.

(b)	Notwithstanding rule 11.2(a), the Board may determine at the time an Offer is made that a dividend equivalent payment will be paid to a Participant who becomes entitled to an allocation of Shares (or equivalent cash amount) following the Vesting or exercise of Rights or Options granted to that Participant (as applicable) under that Offer.

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(c)	Subject to the terms of any Offer, a dividend equivalent payment:

(i)	will be approximately equal to the amount of dividends that would have been payable to the Participant had they been the owner of the Shares referred to in rule 11.2(b) during the Vesting Period;

(ii)	will not be grossed up or otherwise adjusted to account for any tax consequences which would have applied if the Participant had actually been paid a dividend; and

(iii)	may be satisfied through the allocation of Shares or payment of cash.

12	Withholding

(a)	If the Company, the Group, a Group Company, the Trustee or a Plan administrator is obliged, or reasonably believes it may have an obligation, as a result of or in connection with any grant of Incentive Securities or allocation of Shares under this EIP, to account for:

(i)	income tax or employment taxes under any wage, withholding or other arrangements; or

(ii)	any other tax, social security contributions or levy or charge of a similar nature,

that is a liability of the Participant, then the relevant Group Company is entitled to be reimbursed by the Participant for the amount or amounts so paid or payable.

(b)	Where rule 12(a) applies, the relevant Group Company, the Trustee or the Plan administrator is not obliged to grant any Incentive Securities, to allocate Shares or to make a cash payment in accordance with rules 2.2(e) or 3.2(e) unless the Company is satisfied that arrangements for payment or reimbursement of the amounts referred to in rule 12(a) have been made. Those arrangements may include, without limitation:

(i)	the provision by the Participant of sufficient funds to reimburse the Group Company, Trustee or Plan administrator for the amount (by salary deduction, reduction of any amount owed by the Group to the Participant or otherwise);

(ii)	the sale on behalf of the Participant of Shares allocated pursuant to these Rules for payment or reimbursement of these amounts, as well as the costs of any such sale;

(iii)	a reduction in any amount payable to the Participant in lieu of an allocation of Shares under these Rules;

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(iv)	the Participant forgoing their entitlement to an equivalent number of Shares that would otherwise be allocated to the Participant; or

(v)	lapse or forfeiture of a sufficient number of Rights, Options and/or Shares to satisfy the debt the Participant owes to the Group Company, Trustee or Plan administrator. Unless the Group Company, Trustee or Plan administrator (as applicable) and the Participant agree to use a different valuation, any Rights, Options and/or Shares lapsed or forfeited (as applicable) under this rule will be valued at the Current Market Price on the date of lapse or forfeiture.

13	Amendments

13.1	Power to make amendments

(a)	Subject to rule 13.2, the Board may at any time by resolution:

(i)	amend or add to (amend) all or any of the provisions of the EIP;

(ii)	amend the terms or conditions of any Incentive Security granted under the EIP; or

(iii)	suspend or terminate the operation of the EIP.

(b)	Notwithstanding rule 13.2, the Board may waive, amend or replace any Vesting Condition attaching to an Incentive Security if the Board determines that the original Vesting Condition is no longer appropriate or applicable (including, without limitation, where a Vesting Condition refers to a particular stock market index that is no longer published or there is a corporate action by the Company, including a discounted rights issue, which impacts on the Vesting Condition), provided that the interests of the relevant Participant are not, in the opinion of the Board, materially prejudiced or advantaged relative to the position reasonably anticipated at the time of the grant.

13.2	Restrictions on amendments

Without the consent of the Participant, the Board may not exercise its powers under rule 13.1(a) in a manner which reduces the rights of the Participant in respect of any Incentive Security or Share already granted other than an amendment introduced primarily:

(a)	for the purpose of complying with or conforming to present or future laws governing or regulating the maintenance or operation of the ElP or similar plans, in any jurisdiction in which invitations under the EIP have been made;

(b)	to correct any manifest error or mistake; or

(c)	to take into consideration possible adverse tax implications in respect of the EIP arising from, amongst others, adverse rulings, changes to tax legislation and/or changes in the interpretation of tax legislation by a court of competent jurisdiction.

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13.3	Notice of amendment

As soon as reasonably practicable after making any amendment under rule 13.1, the Board will give notice in writing of that amendment to any Participant affected by the amendment.

14	Participants based overseas

14.1	Overseas transfers

If a Participant is required to work in another country at the direction of the Company and, as a result of that transfer:

(a)	the Participant or any Group Company would suffer a tax disadvantage in relation to their Incentive Securities (this being demonstrated to the satisfaction of the Board);

(b)	the Company would be restricted in its ability to Vest Incentive Securities and/or allocate Shares to the Participant; or

(c)	the Participant would become subject to restrictions on their ability to Deal with the Incentive Securities or any Shares allocated to the Participant in respect of those Incentive Securities because of the security laws or exchange control laws of the country to which he or she is transferred, then, if the Participant continues to hold an office or employment with the Group, the Board may decide that:

(d)	some or all of the Participant’s Restricted Shares or Rights will Vest;

(e)	some or all of the Participant’s Options will Vest and become exercisable;

(f)	some or all of the Participant’s Options or Rights will be settled in cash in lieu of Shares; or

(g)	any other treatment that the Board determines will apply in relation to some or all of a Participant’s Incentive Securities,

with the balance (if any) continuing to be held on the original terms.

14.2	Non-Australian residents

(a)	The Board may adopt additional rules of the EIP that will apply to a grant made to an Eligible Employee who is a resident in a jurisdiction other than Australia, including by attaching a schedule to these Rules.

(b)	The remaining provisions of these Rules will apply subject to whatever alterations or additions the Board may determine having regard to any securities, exchange control, taxation or other laws and/or regulations or any other matter that the Board considers directly or indirectly relevant.

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(c)	To the extent of any inconsistency, any additional rules adopted by the Board under this rule will prevail over any other provision of these Rules.

15	Miscellaneous

15.1	Shares issued under the EIP

(a)	Any Shares issued under the EIP will rank equally in all respects with other Shares for the time being on issue by the Company (for example, having rights with respect to voting, dividends and other distributions, and in the event of a winding up of the Company), except in relation to any rights attaching to such Shares by reference to a record date prior to the date of their issue.

(b)	If the Company is listed, the Company will apply for quotation of Shares issued under the EIP within the period required by the Listing Rules.

15.2	Rights and obligations of Participants

(a)	Unless the subject of an express provision in an employment contract, the rights and obligations of any Participant under the terms of their office, employment or contract with the Group are not affected by their participation in the EIP.

(b)	Participation in the EIP does not confer on any Participant any right to future employment and does not affect any rights which any member of the Group may have to terminate the employment of any Participant.

(c)	These Rules will not form part of and are not incorporated into any contract of any Participant (whether or not they are an employee of the Group).

(d)	The grant of Incentive Securities on a particular basis in any year does not create any right or expectation of the grant of Incentive Securities on the same basis, or at all, in any future year.

(e)	No Participant has any right to compensation for any loss in relation to the EIP, including:

(i)	any loss or reduction of any rights or expectations under the ElP in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship);

(ii)	any exercise of a discretion or a decision taken in relation to a grant of Incentive Securities or in relation to the EIP, or any failure to exercise a discretion under these Rules;

(iii)	the operation, suspension, termination or amendment of the EIP; or

(iv)	lapse or forfeiture (as applicable) of any Incentive Securities.

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(f)	The Participant irrevocably appoints each company secretary of the Company (or any other officer of the Company authorised by the Board for this purpose) as his or her attorney to do anything necessary to:

(i)	allocate Shares to the Participant in accordance with these Rules;

(ii)	effect a forfeiture of Shares in accordance with these Rules (including rule 7 or the terms of an Offer); and

(iii)	execute transfers of Shares in accordance with these Rules.

15.3	Power of the Board to administer the EIP

(a)	The EIP is administered by the Board, which has power to:

(i)	determine appropriate procedures for administration of the EIP consistent with these Rules including to implement an employee share trust for the purposes of delivering and holding Shares on behalf of Participants upon the grant of Restricted Shares or the Vesting and exercise of Rights or exercise of Options; and

(ii)	delegate to any one or more persons for such period and on such conditions as it may determine the exercise of any of its powers or discretions arising under the EIP.

(b)	Except as otherwise expressly provided in the EIP, the Board has absolute and unfettered discretion to act or refrain from acting under or in connection with the EIP and in the exercise of any power or discretion under the EIP.

15.4	Waiver of terms and conditions

Notwithstanding any other provisions of the EIP, the Board may at any time waive in whole or in part any terms or conditions (including any Vesting Condition) in relation to any Incentive Securities or Shares granted to a Participant.

15.5	Application of Corporations Act and Listing Rules

Notwithstanding any other provisions of the EIP, Incentive Securities and Shares will not be allocated, issued, acquired, transferred or otherwise dealt with under the EIP if to do so would:

(a)	contravene the Corporations Act, any applicable Listing Rules, the Class Order (if being relied on) or any other applicable laws or class order that is being relied on (including any applicable foreign law); or

(b)	require the Company or any Group Company to pay, provide, or procure the payment or provision of, any money or benefits to the Participant which would require shareholder approval under Part 2D.2, Division 2 of the Corporations Act.

15.6	Dispute or disagreement

In the event of any dispute, disagreement or uncertainty as to the interpretation of the EIP, or as to any question or right arising from or related to the EIP or to any Incentive Securities or Shares granted under it, the decision of the Board is final and binding.

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15.7	Approved leave of absence

Subject to applicable laws, at the discretion of the Board, a Participant who is granted an approved leave of absence and who exercises their right to return to work under any applicable award, enterprise agreement, other agreement, statute or regulation may be treated as not having ceased to be an employee for the purposes of rule 8 of the Rules. Whether a Participant who is granted leave without pay is deemed to have ceased employment will be determined with reference to the Group’s policies and any applicable laws.

15.8	Communication

(a)	Any notice or other communication provided under or in connection with the EIP may be given by personal delivery or by sending the same by post, email or facsimile to:

(i)	in the case of a company, to its registered office;

(ii)	in the case of an individual, to the individual’s last notified address; or

(iii)	where a Participant is a Director or employee of the Group, either to the Participant’s last known address, email address or to the address of the place of business at which the Participant performs the whole or substantially the whole of the duties of the Participant’s office or employment.

(b)	Where a notice or other communication is given by post, it is deemed to have been received 48 hours (or, where given by post to an address outside of Australia, five days) after it was put into the post properly addressed and stamped. Where a notice or other communication is given by facsimile or email, it is deemed to have been received on completion of transmission.

15.9	Data protection

Subject to any applicable laws, by participating in the Plan, the Participant consents to the holding and processing of personal data provided by the Participant to the Group, the administrator of the Plan or the Trustee, for all purposes with regard to the operation of the Plan. These include, but are not limited to:

(a)	administering and maintaining Participant records;

(b)	providing information to the Trustee, registrars, brokers, printers or third party administrators of the Plan;

(c)	providing information to any regulatory authority (including the Australian Tax Office) where required under law; and

(d)	providing information to future purchasers of a Group Company or the business in which the Participant works.

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15.10	Tax

Unless otherwise required by law, no Group Company is responsible for any Tax which may become payable by a Participant as a consequence of or in connection with the grant of any Incentive Securities, the allocation of any Shares or any Dealing with any Incentive Securities or any Shares.

15.11	Application of Act

Unless otherwise stated, this scheme is a scheme to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).

15.12	Laws governing EIP

The EIP, and any Incentive Securities granted and Shares allocated under it, are governed by the laws of Victoria and the Commonwealth of Australia.

Part D

16	Definitions and interpretation

16.1	Definitions

Defined term	Meaning
ASX	ASX Limited ACN 008 624 691 or the Australian Securities Exchange, as the context requires.
Board	the board of directors of the Company, any committee of the board or a duly authorised person or body to which the board has delegated its powers under this EIP.
Casual Employee	an individual who is, or who might reasonably be expected to be, engaged to work the number of hours that are the pro rata equivalent of 40% or more of a comparable full-time position with a Group Company.
Change of Control Event	has the meaning given in rule 9.1(a).
Class Order	ASIC Class Order 14/1000, or any amendment or replacement of that Class Order.
Company	Telix Pharmaceuticals Limited ACN 616 620 369.
Contractor

means:

(a)           an individual with whom a Group Company has entered into a contract for the provision of services under which the individual performs work for a Group Company; or

(b)           a company with whom a Group Company has entered into a contract for the provision of services under which an individual who is a director of the company or their spouse, performs work for a Group Company, where the individual who performs the work under the contract is, or might reasonably be expected to be, engaged to work the number of hours that are the pro rata equivalent of 40% or more of a comparable full-time position with a Group Company.

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Defined term	Meaning
Control	has the meaning given in section 50AA of the Corporations Act.
Corporations Act	the Corporations Act 2001 (Cth).
Current Market Price

in relation to a Share:

(a)              where the Company is listed, the arithmetic average of the daily volume weighted average market price (rounded to the nearest cent) of all Shares sold on the ASX during the previous twenty trading days (or such other period as determined by the Board and specified in the Offer); or

(b)             any other calculation as determined by the Board (whether or not the Company is listed).

Deal or Dealing

in relation to an Incentive Security or Share (as the case may be), any dealing, including but not limited to:

(a)              a sale, transfer, assignment, encumbrance, option, swap, or any other alienation of all or any part of the rights attaching to the Incentive Security or Share;

(b)             any attempt to do any of the actions set out in paragraph (a) above; and

(c)              any hedging (including any dealing with a derivative instrument intended to “lock in” a profit relating to an Incentive Security, and any other transactions in financial products that operate to limit the economic risk associated with holding an Incentive Security.

Director	a director of the Company.
EIP or Plan	the Telix Pharmaceuticals Limited Equity Incentive Plan as set out in these Rules.
Eligible Employee

means:

(a)              a full time or part time employee of a Group Company (including a Director employed in an executive capacity);

(b)              a non-executive Director of a Group Company;

(c)              a Casual Employee;

(d)              a Contractor; or

(e)              any other person who is declared by the Board to be eligible to receive a grant of Incentive Securities under the EIP.

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Defined term	Meaning
Exercise Price	the amount payable to exercise an Option following Vesting as set out in an Offer (as adjusted or amended in accordance with these Rules).
Financial Misstatement Circumstance	a material misstatement or omission in the financial statements of a Group Company or any other circumstances or events which, in the opinion of the Board, may, or are likely to, affect the Group’s financial soundness or require re-statement of the Group’s financial accounts, including, without limitation, as a result of misrepresentations, errors, omissions or negligence.
Group	the Company and each Related Body Corporate of the Company.
Group Company	a member of the Group.
Incentive Security	a Restricted Share, Right or Option (as the case may be).
Listing Rules	the official Listing Rules of the ASX and any other exchange on which the Company is listed as they apply to the Company from time to time.
Notional Exercise Price	has the meaning given in rule 2.5(a).
Offer	an invitation to an Eligible Employee made by the Board under rule 1.1 to apply for, participate in, or receive (as applicable), a grant of, Incentive Securities.
Option	an entitlement to receive a Share (or, in certain circumstances, to a cash payment in lieu of a Share) subject to satisfaction of applicable conditions (including any Vesting Condition) and compliance with the applicable exercise procedure (including payment of any applicable Exercise Price).
Participant	a person who has been allocated an Incentive Security or Share under the terms of this EIP from time to time.
Related Body Corporate	has the meaning given in section 50 of the Corporations Act.
Restricted Share	a Share allocated in accordance with rule 4.1 that is subject to restrictions on Dealing, Vesting Conditions and/or other restrictions or conditions.
Right	an entitlement to a Share (or, in certain circumstances, to a cash payment in lieu of a Share) subject to satisfaction of applicable conditions (including any Vesting Condition), including a Share Appreciation Right (in which case the entitlement may be to a part of a Share).
Rules	the terms and conditions of the EIP as set out in this document as amended from time to time.
SARS Value	has the meaning given in rule 2.5(d).
Securities Dealing Policy	the Company’s Policy for Dealing in Securities (as amended or replaced from time to time) or such other Group policy in relation to trading or Dealing in Shares as applicable from time to time.

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Defined term	Meaning
Share	a fully paid ordinary share in the capital of the Company (where a reference to a Share includes a reference to a Restricted Share).
Share Appreciation Right	a Right granted under rule 2.5.
Takeover Bid	has the meaning given in section 9 of the Corporations Act.
Tax	Includes any tax, levy, impost, GST, deduction, charge, rate, contribution, duty or withholding which is assessed (or deemed to be assessed), levied, imposed or made by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed) levied, imposed or made on or in respect of any or all of the foregoing.
Trust Deed	in relation to an Offer, any trust deed nominated by the Company as the Trust Deed for the purposes of the Offer, as amended from time to time.
Trustee	the trustee under the Trust Deed.
Vest or Vesting

the process by which the holder of an Incentive Security becomes entitled to:

(a)              in the case of a Right, exercise the Right and be allocated a Share in accordance with rules 2.2 and 2.3;

(b)             in the case of an Option, exercise the Option and be allocated a Share in accordance with rule 3.2 and 3.3;

(c)             in the case of a Restricted Share, have all restrictions on disposing of or otherwise Dealing with the Restricted Share cease in accordance with rule 4.2 (other than any additional restrictions imposed by the Board under rule 5(d)), following the satisfaction of all Vesting Conditions that apply to that Incentive Security.

Vesting Condition	performance, service or other conditions that must be satisfied or circumstances which must exist before an Incentive Security Vests under these Rules.
Vesting Period	the prescribed period for satisfaction of a Vesting Condition, advised to a participant by the Board under rule 1.2.

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16.2	Interpretation

In the EIP, the following rules apply unless a contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of the EIP unless the context requires otherwise;

(b)	any reference in the EIP to any statute or statutory instrument includes a reference to that statute or statutory instrument as amended, consolidated, re-enacted or replaced from time to time;

(c)	a reference to any agreement or document includes a reference to that agreement or document as amended, novated, supplemented or amended from time to time;

(d)	any words denoting the singular include the plural and words denoting the plural include the singular;

(e)	where any word or phrase is given a definite meaning in this EIP, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(f)	the word “includes” in any form is not a word of limitation; and

(g)	any determination, decision or exercise of power, by the Board will be at its absolute discretion.

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